SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM 8-K

                                  CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 1997
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                     Seiler Pollution Control Systems, Inc.
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               (Exact name of registrant as specified in charter)

  Delaware                     0-22630                          22-2448906
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(State or other              (Commission                       (IRS employer
jurisdiction of              file number)                      identification
incorporation)                                                     number)

555 Metro Place North, Dublin, Ohio                                   43017
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(Address of principal executive offices                             (Zip code)

Registrant's telephone number, including area code 614-791-3272
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____________________________________________________________________
(Former name or former address, if changed since last report)


Item 9.  Sales of Equity Securities Pursuant to Regulation S

The following information is furnished in accordance with Item 701 of Regulation S-K as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. Title and amount of securities sold and the date of the transaction - 1,000,000 shares of $.0001 par value common stock sold at $2.60 per share for gross proceeds of $2,600,000. Net proceeds were received by Registrant on February 13, 1997 after deductions indicated in Item 9 C below with securities being issued, as per participant's agreement with Registrant, on April 1, 1997 thereby concluding transaction on April 1, 1997.

B.  Name of the placement agent(s) is - Rolcan Finance Ltd. London

C. Consideration received - Total gross consideration of $2,600,000 was disbursed as follows: (a) placement agent fee of $260,000, (b) escrow fee of $9,750, (c) payment of outstanding legal fees of $21,607 and (d) the balance of $2,308,643 being paid directly to Registrant.

D. Persons or classes of persons to whom the securities were sold and exemption from registration claimed - Non U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.


                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SEILER POLLUTION CONTROL SYSTEMS, INC.


Date  April 9, 1997                  By /s/ Werner Heim
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                                        Werner Heim, President